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PRICING SUPPLEMENT NO. 2 DATED FEBRUARY 2, 1998 TO PROSPECTUS DATED JULY 7,
                       -       ----------------
1995, AND PROSPECTUS SUPPLEMENT DATED JANUARY 23, 1998

                            MONSANTO COMPANY
                      MEDIUM-TERM NOTES, SERIES D
          DUE FROM 9 MONTHS TO 40 YEARS FROM DATE OF ISSUE

PRINCIPAL AMOUNT:                           $21,450,000

PRICE TO PUBLIC:                            100%

AGENTS' COMMISSIONS:                        $134,062.50

NET PROCEEDS TO ISSUER:                     $21,315,937.50

SELLING AGENTS ACTING AS PRINCIPAL:         GOLDMAN, SACHS & CO. ($13,000,000)

                                            MERRILL LYNCH & CO. ($8,450,000)

ORIGINAL ISSUE DATE:                        FEBRUARY 5, 1998

INTEREST RATE:                              6.21%

INTEREST PAYMENT DATES:                     APRIL 15 AND OCTOBER 15

STATED MATURITY DATE:                       FEBRUARY 5, 2008

REGULAR RECORD DATES:                       APRIL 1 AND OCTOBER 1

SPECIFIED CURRENCY:                         U.S. DOLLARS

ABILITY TO REDEEM AT MONSANTO OPTION:       / / YES       X  NO

   REDEMPTION COMMENCEMENT DATE:

   REDEMPTION PRICES & REDEMPTION PERIODS:

ABILITY TO REPAY AT HOLDER OPTION:          / / YES       X  NO

   REPAYMENT DATE(S) & REPAYMENT PRICE:

FORM:                                       GLOBAL NOTE

DISCOUNT NOTE:                              / / YES       X  NO

   TOTAL AMOUNT OF OID NOTE:

   DEFAULT RATE:

   YIELD TO MATURITY:

OTHER PROVISIONS: THE AGGREGATE PRINCIPAL AMOUNT OF THIS OFFERING IS $21,450,000 AND RELATES ONLY TO PRICING SUPPLEMENT NO. 2. NOTES MAY BE ISSUED BY THE COMPANY IN THE AGGREGATE PRINCIPAL AMOUNT OF UP TO $100,000,000 OR ITS EQUIVALENT IN ONE OR MORE CURRENCIES OR COMPOSITE CURRENCIES. TO DATE, INCLUDING THIS OFFERING, AN AGGREGATE OF $66,890,000 OF NOTES IS OUTSTANDING.